CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 of TIAA Separate Account VLI-1 of our report dated April 29, 2025 relating to the financial statements of each of the sub-accounts of TIAA-CREF Life Separate Account VLI-1, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
December 31, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 (the “Registration Statement”) of our report dated March 6, 2025 relating to the financial statements of Teachers Insurance and Annuity Association of America, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 31, 2025